Exhibit 99.1

Execution Version

January 4, 2008

Ms. Amy Butte,

        At the address on file

                with the Company.

                Re: Transition Arrangements

Dear Ms. Butte:

We write to confirm the agreements we have reached in connection with your departure from MF Global Ltd. (the “Company”).

1. Resignation

We accept your resignation from the Company, effective January 3, 2008 (your “Transition Date”). Effective on the close of business on your Transition Date, you have resigned from your positions as Chief Financial Officer and a director of the Company, as well as from all other positions as a director, officer or employee of the Company and its affiliates (together, the “MFG Companies”) and all other trusteeships, committee memberships and fiduciary capacities held with or on behalf of the MFG Companies or any employee benefit plan of the MFG Companies. You understand that your resignation is irrevocable, that no other action is required for it to become effective and that this Agreement will serve as written notice of your resignation for purposes of the preceding.

2. Compensation Matters

(a) Transition Payment. In connection with your transition, the Company will pay you a transition payment of $3,000,000 on the first regular payment date following the six month anniversary of your Transition Date.

(b) Equity Compensation Awards. As of your Transition Date, you beneficially owned unvested restricted share units in respect of a total of 366,666 Company shares (your “RSUs”) and unvested options to purchase 416,666 Company shares (your “Options”). In consideration of your execution of this Agreement, the Company will vest all of your RSUs, and all of your Options will be forfeited. Your vested RSUs will be payable in equal one-third increments on January 2, 2009, July 18, 2009 and July 18, 2010. The Company acknowledges that 19,500 of the shares subject to your RSUs are held in trust and that 6,500 of the shares otherwise payable to you on each payment date in accordance with this Section 2(b) will be delivered to such trust.

(c) Continued Benefits. You will be deemed to have elected continuation of your executive health coverage for yourself under the Company’s plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. The Company will provide such continuation coverage at no premium cost to you (although you will be required to pay any deductibles and other co-payments in accordance with the terms of the plans) until the earlier of the 18-month anniversary of your Transition Date or the date you become eligible for coverage under the plans of another employer. (You agree to notify the Company of your eligibility for coverage from another employer within 30 days of such eligibility.) The Company will continue to allow you access to the Core Club under the Company’s membership for 18 months following your Transition Date, provided that such access is provided at no cost or expense to the Company, including assessments or dues (not otherwise required of the Company as of your Transition Date) and including food, beverages, rooms or other purchases at the Core Club or through its auspices after the Transition Date. You agree to indemnify the Company against any costs, expenses or other liabilities arising by reason of such continued access (excluding, for the avoidance of doubt, assessments or dues required of the Company as of your Transition Date). The Company will make your assistant available to you for a period of two weeks following the Transition Date for the purpose of assisting in the delivery of your personal belongings from the Company’s premises, including your personal contact information on Outlook. You may retain your cellular telephone and blackberry (provided that you first deliver your blackberry to the Company so that all messages and other Company proprietary and confidential information may be properly erased) and the Company will use its reasonable efforts to allow you to transfer your cellular telephone and blackberry numbers to new personal accounts to be opened by you (it being understood and agreed that you will be responsible for all costs and expenses relating to such transfer and such accounts from and after the Transition Date).

(d) Other Vested Benefits. In addition to the other compensation and benefits provided in this Section 2, the Company will pay you any unpaid Accrued Compensation through your Transition Date and provide you any vested Other Benefits. The terms “Accrued Compensation” and “Other Benefits” are defined in your Employment Agreement, dated April 16, 2007, with the Company (your “Employment Agreement”) and will be paid as provided in that Agreement.

3. Continuing Covenants

(a) Indemnification. The Company confirms its continuing indemnification obligations under, and agrees to comply with, Section 6(d) of your Employment Agreement.

(b) Proprietary Information. You confirm your continuing obligations with respect to Proprietary Information under, and agree to comply with, Section 8 of your Employment Agreement.

(c) Non-Competition and Non-Solicitation. You confirm your obligations with respect to non-competition and non-solicitation under, and agree to comply with, Sections 9(d), (e) and (f) of your Employment Agreement (including, for the avoidance of doubt, Sections 9(a) and (b) of the Employment Agreement to the extent relevant thereto). For the avoidance of doubt, the applicable non-competition and non-solicitation periods shall be for a period of one year following your Transition Date. For purposes of this Section 3(c), (x) the definition of “Competitive Enterprise” in Section 9(a) of the Employment Agreement shall be limited to (i) those activities currently engaged in by the Company which comprise 10% or more of its revenues but will specifically include the business of owning or operating a commodities exchange and (ii) a business enterprise that holds a 10% or greater interest in any enterprise that engages in a competitive activity and (y) the percentage specified in Section 9(d)(1) of the Employment Agreement will be increased to 10%. Notwithstanding the preceding, it is agreed that you may solicit and employ Dawn Boiseneau without violation of your non-solicitation obligations to the Company.

(d) Non-Disparagement. You will not, directly or indirectly, make or publish (orally or in writing) any public statement or statement that reasonably could be expected to become publicly known that would libel, slander or disparage (whether or not the disparagement legally constitutes libel or slander) any member of the MFG Companies or any of their respective past or present officers, directors, employees or agents (or instigate or participate in the making or publishing of any such statement). The Company agrees that neither the Company nor the Chief Executive Officer of the Company will, directly or indirectly, make or publish (orally or in writing) any public statement that reasonably could be expected to become publicly known that would libel, slander or disparage (whether or not the disparagement legally constitutes libel or slander) you (or instigate or participate in the making or publishing of any such statement). The Company also will direct its executive officers not to, directly or indirectly, make or publish (orally or in writing) any public statement that reasonably could be expected to become publicly known that would libel, slander or disparage (whether or not the disparagement legally constitutes libel or slander) you (or instigate or participate in the making or publishing of any such statement). However, nothing in this Section 3(d) is intended to interfere with any official investigation by a governmental or regulatory authority, and any cooperation you, the MFG Companies or any officer or director are requested to provide to governmental or regulatory authorities will not violate this Section 3(d). Furthermore, nothing in this Agreement prohibits any person from providing truthful information to governmental, regulatory or self-regulatory authorities.

(e) Public Disclosure. You and the Company agree on the attached language of the press release by the Company relating to the matters hereof and the related Form 8-K disclosure. Neither you nor the Company will make any public statement and, in the Company’s case, any internal announcement, relating to the matters hereof that is materially inconsistent from the attached language of the press release.

(f) Cooperation. You agree that, for period of five years after the Transition Date, you will make yourself reasonably available and cooperate with reasonable requests from the MFG Companies for information concerning any business or legal matters involving facts or events relating to the MFG Companies that may be within your knowledge. Upon submission of appropriate written documentation, the Company will reimburse you for the reasonable, pre-approved expenses (including legal fees) incurred in carrying out the provisions of this Section 3(f).

4. Releases.

(a) Your Waiver and Release. The Company requires your acknowledgement that, other than as provided in this Agreement, you have no remaining, unresolved claims with respect to your employment. Accordingly:

(1) Your signature below will constitute your agreement that, in exchange for the payments and benefits provided under this Agreement, you (for yourself and for your heirs, dependents, assigns, agents, executors, administrators, trustees and legal representatives) knowingly, unconditionally and voluntarily waive and release forever whatever claims, whether known or unknown, you ever had, now have, or hereafter may have against the MFG Companies, based upon or related to any matter, cause or thing occurring through the date of your signature to this Agreement, including claims based on or relating to your hire by the MFG Companies, or their former parent company, Man Group plc and/or its affiliates, any aspect of the work you performed or your employment or director relationship with the MFG Companies, or their former parent company, Man Group plc and/or its affiliates, or the end of your employment or director relationship.

(2) This waiver and release includes any rights or claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional) for wrongful or abusive discharge, for breach of any employment contract, for retaliation, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance (including rights or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) except that you do not waive ADEA rights or claims that may arise after the date of this Agreement). This waiver and release does not affect any rights or claims you have or may in the future have under the terms of this Agreement, including the entitlements and financial matters referred to in Section 2 or your rights to indemnification under Section 3.

(3) Your signature below will also constitute confirmation that (1) you have been given at least 21 days to consider this waiver and release and its consequences, (2) you have been advised prior to signing this Agreement to consult with any attorney and any personal or financial advisor you choose and (3) any changes to the Agreement (irrespective of materiality) did not restart the running of the 21 day period.

(b) Revocation of This Agreement and Your Release. You may revoke this Agreement for a period of seven days after it is executed. This Agreement will not be binding or enforceable until that seven-day period has expired but shall thereupon become effective unless previously revoked. To validly revoke this Agreement, you must notify the Company of revocation in a letter executed by you and received by the Company to the attention of Howard Schneider, General Counsel, 717 Fifth Avenue, 11th Floor, New York, New York, 10022 no later than 5:00 p.m., New York time, on the last day of the revocation period. You agree and acknowledge that a letter of revocation that is not received by such date and time will be invalid and will not revoke this Agreement.

(c) Condition of Payments and Benefits. You agree that the payments and benefits to be provided to you pursuant to this Agreement are contingent on the waiver and release set forth in Section 4(a) of this Agreement becoming effective and irrevocable.

(d) Company Release. For and in consideration of the promises set forth in this Agreement, the Company (for itself and its successors) knowingly, unconditionally and voluntarily waives and releases forever whatever claims the Company ever had or now has against you that are known as of the Transition Date by any director of the Company (other than you) or the General Counsel (collectively, “Known Company Claims”), including any Known Company Claims based on or relating to your hire by the MFG Companies, or their former parent company, Man Group plc and/or its affiliates, any aspect of the work you performed or your employment or director relationship with the MFG Companies, or their former parent company, Man Group plc and/or its affiliates, or the end of your employment or director relationship.

5. Integration with Employment Agreement; Entire Agreement

This Agreement satisfies all of the MFG Companies’ obligations to you under your Employment Agreement. This Agreement expressly supersedes your Employment Agreement, except that, to the extent that the Company or you agree to comply with sections of your Employment Agreement pursuant to Sections 2 and 3 of this Agreement, such sections of your Employment Agreement, shall survive, shall not be so superseded and are incorporated into this Agreement by reference. This Agreement and such sections of your Employment Agreement are the entire agreement between you, on the one hand, and the Company, on the other hand, with respect to the relationship contemplated hereby and supersede any earlier agreement, written or oral, with respect to the subject matter hereof. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in this Agreement.

6. General Provisions.

(a) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State. It is your and the Company’s intention that this Agreement not be construed more strictly with regard to you or the Company. The various headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement. Unless the context requires otherwise, (A) words describing the singular number include the plural and vice versa, (B) words denoting any gender include all genders and (C) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.” This Agreement may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

(b) No Set-off or Mitigation. Your and the Company’s respective obligations under this Agreement will not be affected by any set-off, counterclaim, recoupment or other right you or any member of the MFG Companies may have against each other or anyone else. You do not need to seek other employment or take any other action to mitigate any amounts owed to you under this Agreement, and those amounts will not be reduced if you do obtain other employment (except as this Agreement specifically states).

(c) Successors. This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by your heirs and legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or the assets of the Company to assume this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(d) Withholding. You and the MFG Companies will treat all payments to you under this Agreement as compensation for services. Accordingly, the MFG Companies may withhold from any payment any taxes that are required to be withheld under any law, rule or regulation. If the event giving rise to the withholding obligation involves the transfer of shares pursuant to the RSUs, such withholding will be satisfied by the Company withholding shares otherwise payable to you.

(e) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then (1) the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and (2) the remainder of this Agreement will not be affected. In particular, if any provision of Section 3 is so found to violate law or be unenforceable because it applies for longer than a maximum permitted period or to greater than a maximum permitted area, it will be automatically amended to apply for the maximum permitted period and maximum permitted area.

(f) Notices. All notices, requests, demands, waivers and other communications under this Agreement must be in writing and will be deemed given (1) on the business day sent, when delivered by hand or facsimile transmission

(with confirmation) during normal business hours, (2) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (3) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 6(f)):

If to you, to the address on file with the Company.

with a copy to:

Shapiro Forman Allen & Sava LLP 380 Madison Avenue

New York, New York 10017

Attention: Robert W. Forman

Facsimile: 212-557-1275

If to the Company or any other member of the MFG Companies, to:

MF Global Ltd.

717 Fifth Avenue, 11th Floor

New York, New York 10022

Attention: General Counsel

Facsimile: 212-319-1293

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Marc Trevino

Facsimile: 212-558-3588

(g) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you and the Company or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the MFG Companies to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.

(h) Third Party Beneficiaries. Each party released pursuant to Section 4(a) will be a third party beneficiary to this Agreement, with full rights to enforce this Agreement and the matters documented herein.

*            *             *

If this Agreement properly sets forth our understanding, please sign both copies of this Agreement, keep one copy for your records and return one to me.

Very truly yours,

MF Global Ltd.

/s/ Howard Schneider
Name: Howard Schneider
Title: General Counsel

Agreed and Accepted:

/s/ Amy Butte
Amy Butte

Dated: January 4, 2008

Exhibit

Press Release

See Exhibit 99.2 hereof